Exhibit 10.1

May 7, 2026

Jarrad Aguirre, MD
Electronic Distribution
Dear Jarrad,
I want to take this opportunity to personally acknowledge and express our sincere appreciation for your many contributions to Lyell. Your willingness to share your expertise and dedication to the broader team has been instrumental in driving effective execution in our programs. As we continue to navigate the current absence of our Chief Medical Officer (CMO), I am pleased to offer you the role of Interim CMO effective May 11, 2026.
By accepting this appointment, you will be paid the following compensation while serving in this role:
•Base Salary: $515,000
•Bonus Target: 50%, based on the achievement of performance objectives as determined by our Board of Directors in its discretion - this will be honored for the full calendar year of 2026 when paid out in 2027
•One-Time Equity Award: 15,000 Options, subject to customary vesting over four years (12.5% six months after grant and the remainder in 42 equal monthly installments)
In the event the permanent CMO role becomes available, and you and Lyell agree to this appointment, you will be paid the following compensation and granted the following one-time equity award:
•Base Salary: $515,000
•Bonus Target: 50%, based on the achievement of performance objectives as determined by our Board of Directors in its discretion – this will be honored for the full calendar year of appointment (if such appointment is made) in the following year when paid out
One-Time Equity Award: 47,500 options, subject to customary vesting over four years (12.5% six months after grant and the remainder in 42 equal monthly installments). You will remain eligible for an annual grant in 2027.

LYELL.COM
LYELL CONFIDENTIAL

Your broad contributions in your role as SVP, Medical Affairs have been invaluable, and we are all very confident you will make an excellent interim CMO.
Best regards,

/s/ Lynn Seely

Lynn Seely, MD
President & CEO

I have read and understood this Offer Letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Jarrad Aguirre        Date signed: __5/7/2026_________
Jarrad Aguirre, MD